Exhibit 10.9
AMENDMENT NO. 2 TO
SYNOVUS FINANCIAL CORP. 2013 OMNIBUS PLAN

THIS AMENDMENT NO. 2 TO SYNOVUS FINANCIAL CORP. 2013 OMNIBUS PLAN (this “Amendment”) is entered into as of October 23, 2023. Capitalized terms used in this Amendment and not otherwise defined shall have the meaning given to such terms in the Synovus Financial Corp. 2013 Omnibus Plan, effective as of April 25, 2013 and as amended on February 9, 2017 (the “Plan”).

WHEREAS, Synovus Financial Corp. (“Synovus”) maintains the Plan;

WHEREAS, Synovus desires to amend the Plan to revise certain provisions related to fractional shares, with the Amendment to be effective on and after October 23, 2023;

NOW, THEREFORE, Synovus hereby amends the Plan as follows:

1.Amendment to Plan. Section 20.12 of the Plan is hereby deleted in its entirety.

2.Benefits of this Amendment. Nothing in this Amendment shall affect or diminish any Participant’s rights under the Plan or adversely affect any Award previously granted under the Plan.

3.Governing Law. This Amendment shall be governed by and construed under the laws of the State of Georgia.

4.Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument and shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto.

5.Effect of Amendment. Except as expressly modified by the Amendment, the Plan shall remain in full force and effect.

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IN WITNESS WHEREOF, Synovus has caused this Amendment No. 2 to be duly executed by its authorized officer as of the day and year first above written.

SYNOVUS FINANCIAL CORP.

By: /s/ Sharon Goodwine
Name: Sharon Goodwine
Title: Executive Vice President and Chief Human Resources Officer